                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                STAAR SURGICAL
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

May 1, 1999



To Our Stockholders:

     The 1999 Annual Meeting of Stockholders of STAAR Surgical Company (the "Company") will be held at 10:00 a.m. on Thursday, May 27, 1999, at the Wyndham Garden Hotel located at 700 West Huntington Drive, Monrovia, California 91016.

     Enclosed is the Company's Annual Report for the fiscal year ending January 1, 1999, Notice of the Annual Meeting of Stockholders, Proxy Statement and Proxy Card. The enclosed Proxy Statement and Proxy Card contain details concerning the business to come before the meeting, including the election of one director to fill the one three-year Class I director position which expires at the 1999 Annual Meeting of Stockholders. You should note that the members of the Company's Board of Directors unanimously recommend a vote "FOR" the election of the director-nominee to serve as the one Class I director on the Company's Board of Directors.

     If you are a record holder of the Company's Common Stock on April 16, 1999, you are eligible to vote with respect to this matter, either personally at the meeting or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. For that reason we request that you sign and return the Proxy Card now. A postage paid envelope is enclosed for your convenience in replying. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

     We look forward to reviewing the activities of the Company with you at the meeting. We hope you can be with us.

                                         Sincerely,



                                         John R. Wolf
                                         President and Chairman of the Board

                            STAAR SURGICAL COMPANY
                              1911 Walker Avenue

                          Monrovia, California  91016
                            -----------------------

                   Notice of Annual Meeting of Stockholders
                            To Be Held May 27, 1999
                             ---------------------


To the Stockholders of STAAR Surgical Company:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of STAAR Surgical Company, a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time, on Thursday, May 27, 1999, at the Wyndham Garden Hotel located at 700 West Huntington Drive, Monrovia, California 91016, to consider and to vote on the following matters as more fully described in the accompanying Proxy Statement:

     1. To elect one director to fill the one three-year Class I director position on the Board of Directors of the Company which expires at the 1999 Annual Meeting of Stockholders, with such Class I director to serve until the Annual Meeting of Stockholders to be held in the year 2002; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 16, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope furnished for that purpose as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

                                       By Order of the Board of Directors


                                       John R. Wolf
                                       Chairman and President

Dated:  April 28, 1999

                            STAAR SURGICAL COMPANY

                              1911 Walker Avenue

                          Monrovia, California  91016

                                ---------------
                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 27, 1999

                               ----------------
                               VOTING AND PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of STAAR Surgical Company (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 27, 1999, at the Wyndham Garden Hotel located at 700 West Huntington Drive, Monrovia, California 91016 (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted thereon. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election, in conjunction with information received from the Company's transfer agent. The Inspectors of Election will also determine whether or not a quorum is present. Directors are elected by a plurality of the votes cast in the election. Pursuant to applicable state law, abstentions will have the same effect as a negative note, but will be counted as present for purposes of determining the existence of a quorum. If no specification is indicated, the shares will be voted "FOR" the election of the one director-nominee named on the proxy. Any holder of record giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a later dated proxy, or by voting at the meeting in person.

     At the close of business on April 16, 1999, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 14,029,810 shares of its Common Stock ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on April 16, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy Card will be mailed on or shortly after April 28, 1999, to all stockholders entitled to vote at the Annual Meeting.


                     DESCRIPTION OF THE BOARD OF DIRECTORS

     The Certificate of Incorporation and the Bylaws of the Company divide the Board into three classes of directors, namely, Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. The Company's Bylaws permit the Board of Directors to fix the number of the authorized members of the Board of Directors from three to seven. At present, the Board of Directors consists of five members, of which one member serves as a Class I director, two members serve as Class II directors, and two members serve as Class III directors. Dr. Donald R.

Sanders presently serves in Class I, which is subject to re-election at this Annual Meeting of Stockholders. Drs. Michael R. Deitz and Peter J. Utrata presently serve in Class II, which is subject to re-election at the Annual Meeting of Stockholders to be held in the year 2000, and Messrs. John R. Wolf and Andrew F. Pollet presently serve in Class III, which is subject to re-election at the Annual Meeting of Stockholders to be held in the year 2001.


                BUSINESS EXPERIENCE OF CLASS I DIRECTOR NOMINEE

Donald R. Sanders, Ph.D., M.D., Class I Director Nominee

     Dr. Sanders has served as a director of the Company since May 1996. Dr. Sanders has been a physician specializing in ophthalmology since 1977, and received his Board Certification in 1988. Dr. Sanders has primarily been involved in research relating to cataract and refractive eye surgery. Since its founding in 1984, Dr. Sanders has been the President and owner and a director of Center for Clinical Research, Inc., a private company located in Chicago, Illinois which provides marketing research, statistical, clinical and regulatory services to companies and physicians in the ophthalmic industry. Dr. Sanders was an Associate Professor for the past fifteen years, and an Assistant Professor for the five years prior thereto, in the Department of Ophthalmology of the University of Illinois College of Medicine in Chicago. Dr. Sanders recently retired as Chief Medical Editor of the Ocular Surgery News, after serving in that capacity for fourteen years. Dr. Sanders became employed by the Company on September 4, 1998 to serve as its Director of Clinical Affairs. Dr. Sanders received his Ph.D. degree in Pharmacology from the University of Illinois School of Pharmacology, his medical degree from the University of Illinois College of Medicine, and his Bachelor of Science degree in Biology from the University of Illinois. Dr. Sanders has published or edited over 15 books and over 100 scientific articles.


            BUSINESS EXPERIENCE OF CLASS II AND CLASS III DIRECTORS

Michael R. Deitz, M.D., Class II Director

     Dr. Deitz has served as a director of the Company since June, 1990. Dr. Deitz has been a physician specializing in ophthalmology since 1962. He attained a subspecialty in refractive eye surgery in 1979 when he was the fourth surgeon in the United States to perform radial keratotomy. Dr. Deitz has been a consultant and co-investigator at the Eye Foundation of Kansas City since its founding in 1986. Dr. Deitz is also a Clinical Associate Professor in the Department of Ophthalmology of the University of Missouri Kansas City School of Medicine. Dr. Deitz received his medical degree from the University of Pennsylvania, and his specialty training at the University of Michigan in Ann Arbor. Dr. Deitz currently serves as Counselor to the American Academy of Ophthalmology. He served on the Board of Directors of the International Society of Refractive Keratoplasty from 1984 through 1987 and from 1989 through 1992.

Peter J. Utrata, M.D., Class II Director

     Dr. Utrata has served as a director of the Company since December 1987.
Dr. Utrata is an ophthalmic surgeon in Columbus, Ohio and has been the President of Eye Surgery Center of Ohio, Inc. since May 1984. He is associated with the Grant Eye and Ear Hospital, Columbus, Ohio. From 1974 to May 1984, he was a physician and partner with Eye Surgery Consultants. Dr. Utrata received his undergraduate and medical degrees from Ohio State University where he is currently a Clinical Associate Professor.

John R. Wolf, Chairman of the Board and Class III Director

     Mr. Wolf was elected as President and a director of the Company in October 1989, and was appointed Chairman of the Board in March 1994. Mr. Wolf served as Executive Vice President of the Company from October 1986 to October 1989 and as a Vice President of the Company from September 1983 to October 1986. From November 1980 through August 1983, Mr. Wolf was employed as an Intraocular Lens Divisional Sales Manager for Iolab Corporation, a division of Johnson & Johnson, where he was named manager of the year in 1982. Prior to that, he served (and continues to serve) as President of his own privately-held corporation, Iotech, Inc. Mr. Wolf is a graduate of the University of Southern California, where he received his Bachelor of Science and Master of Business Administration degrees.

Andrew F. Pollet, Esq., Class III Director

     Mr. Pollet has served as a director of the Company since September 1990. Since 1980, Mr. Pollet has been the principal of the law firm of Pollet Law, a Law Corporation, and its predecessor law firms. Mr. Pollet also serves as a director of Mason Group, Group Air Management, Inc., Page Digital Incorporated, Jordan Pharmaceuticals, Inc., and San Joaquin Chemicals. Mr. Pollet received his Juris Doctor degree from the University of San Diego School of Law, and received his Bachelor of Science and Master in Business Administration degrees from the University of Southern California.


                      MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held one meeting during the 1998 fiscal year. No director attended less than 75% of the total number of meetings of the Board and the meetings of any committees on which they served.

     During fiscal year 1998, Mr. Wolf and Drs. Deitz and Sanders served on the Audit Committee, and Mr. Pollet and Drs. Deitz, Utrata and Sanders served on the Compensation Committee, which also serves as the Stock Option Committee. The Audit Committee met one time in 1998 (in conjunction with a Board meeting) and the Compensation (Stock Option) Committee met one time in 1998 (also in conjunction with a Board meeting).


                           COMPENSATION OF DIRECTORS

     Non-employee directors are ordinarily entitled to receive $1,000 for each Board meeting and $1,500 for each committee meeting attended. However, by agreement among the members of the Board of Directors, no cash fees will be payable to directors during the period the options described below vest.

     Mr. Andrew Pollet was granted a Non-qualified Option to purchase 60,000 shares of Common Stock subject to a condition of continued service in his capacity as a Director. These stock options vest over a period of three years, 20,000 shares per year, and have an exercise price of $6.25 per share.

     The options expire three years from date of grant. Vested options expire one year after the date on which Mr. Pollet's service as a director is terminated. Unvested options immediately terminate in the event of the termination of Mr. Pollet's service on the Board, however, unvested options will immediately vest upon the following events: (i) termination due to the failure or refusal of the Company, without cause, to nominate Mr. Pollet for re-election to the Board; (ii) failure of the Company's stockholders to re-elect Mr. Pollet to the Board; (iii) the sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. The Company reserves the right, in its sole discretion, to allow Mr. Pollet, upon exercising an option, to pay for the option shares by cash, stock, or the provision of a full recourse promissory note bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and secured by such security as prescribed by the Stock Option Committee. The Company has no obligation to issue registered shares, although the Company intends (but without any obligation to do so) to file a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to said option shares.

     In 1998 the Company granted Incentive Options to purchase 60,000 shares of Common Stock to Mr. John Wolf subject to a condition of continued service in his capacity as Chief Executive Officer. See, "Option & SAR Grants in the 1998 Fiscal Year".


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1998, Mr. Pollet and Drs. Deitz, Utrata and Sanders served on the Company's Compensation Committee (which is responsible for determining executive compensation) and its Stock Option Committee (which is responsible for determining grants of stock under the Company's various stock plans to the Company's employees and/or consultants). None of these directors is an executive officer or director of any other company of which any of the other aforementioned directors is an executive officer or director.


            BENEFICIAL OWNERSHIP OF DIRECTORS AND DIRECTOR NOMINEE

     The following table sets forth, as of April 16, 1999, certain information with respect to each director and nominee for director as of such date, including the amount and nature of shares of Common Stock beneficially owned by each of them as of such date.

                                                                     Amount and Nature of
                                                 Director           Beneficial Ownership of
Name(1)                                  Age      Since               Common Stock (2)(3)         Percentage(2)(3)
------------------------------          -----    --------           -----------------------      ------------------
John R. Wolf                              53             1989                     1,125,152(4)              8%(4)

Michael R. Deitz, M.D.                    65             1990                       491,293(5)             3.5%(5)

Andrew F. Pollet, Esq.                    48             1990                       843,678(6)              6%(6)

Peter J. Utrata, M.D.                     57             1987                       213,000(7)             1.5%(7)

Donald R. Sanders, Ph.D., M.D.            50             1996                        84,035(8)               *(8)

______________________________

 *   Less than 1%.
(1) The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, CA 91016.
(2) Based on 14,029,810 shares of Common Stock outstanding on the transfer records as of April 16, 1999.
(3) Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.
(4) Includes 15,000 shares held by Iotech, Inc., a corporation owned and controlled by Mr. Wolf, and 875 shares held by Mr. Wolf as Trustee of the Iotech, Inc. Profit Sharing Plan. Also includes 61,500 shares issuable upon exercise of (i) 37,500 formula options granted under the 1991 Stock Option Plan; and (ii) 4,000 qualified options granted as director incentive in connection with serving on the Board in 1997 and (iii) 20,000 qualified options granted as incentive in connection with continued service as Chief Executive Officer.
(5) Includes 109,000 shares issuable upon exercise of: (i) 25,000 formula options granted under the 1991 Stock Option Plan; (ii) 60,000 non-qualified options granted as director incentive in connection with appointment to Board in 1994; and (iii) 24,000 non-qualified options granted as director incentive in connection with serving on the Board in 1997.
(6) Includes 11,750 shares held by Mr. Pollet as Trustee of the Pollet & Woodbury 401(k) Pension Plan.
(7) Includes 134,000 shares issuable upon exercise of: (i) 50,000 formula options granted under the 1991 Stock Option Plan; (ii) 60,000 non-qualified options granted as director incentive in connection with appointment to Board in 1994; and (iii) 24,000 non-qualified options granted as director incentive in connection with serving on the Board in 1997.
(8) Includes 40,000 shares issuable upon exercise of 40,000 non-qualified options granted as director incentive in connection with appointment to Board in 1996.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information concerning the executive officers of the Company.

Name                           Age     Position
--------------------------     ----    ---------------------------------------------
John R. Wolf                   53      President, Chief Executive Officer and Chairman of the Board of Directors

William C. Huddleston          52      Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Vladimir Feingold              49      Executive Vice President Research and Development

Michael J. Lloyd               50      Senior Vice President Manufacturing

Carl M. Manisco                49      Senior Vice President Sales and Marketing

Steven L. Ziemba               42      Vice President Regulatory Affairs

     The executive officers of the Company are employed pursuant to employment agreements approved by the Board of Directors. See "Employment Agreements With Named Executive Officers," below.


                   BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

John R. Wolf, President, Chief Executive Officer and Chairman of the Board of Directors

     See "Business Experience of Class III Director," above.

William C. Huddleston, Vice President Finance, Chief Financial Officer, Treasurer and Secretary

     Mr. Huddleston has been Vice President Finance, Chief Financial Officer and Treasurer of the Company since March 1990, and Secretary since March 1994. From November 1988 to December 1989, Mr. Huddleston was Chief Financial Officer of MRP Acquisition Corporation; from 1986 to November 1988, Mr. Huddleston was Controller of International Pharmaceutical Products, Inc.; and from 1982 to 1986, he was Vice President and Controller and a director of Paper Pak Products, Inc. Mr. Huddleston was Controller of the Green Bay Mill of American Can Company from 1979 to 1982. Prior to 1979, Mr. Huddleston was employed in various management positions with International Paper Company. Mr. Huddleston is a Certified Management Accountant and received a Master of Business Administration degree from Northeast Louisiana University and a Bachelor of Science degree in Accounting from Mississippi State University.

Vladimir Feingold, Executive Vice President Research and Development

     Mr. Feingold has been Executive Vice President Research and Development since September 1993. Prior to that, he was engaged by the Company as its Vice President Research and Development since September 1991, and prior to that as a consultant. Mr. Feingold has been, since its inception, Managing Director, Executive and Head of Research and Development of Bionica Pty. Ltd., an Australian corporation he founded in 1984, which is primarily involved in the development, manufacturing and distribution of infusion systems. From 1975 through 1984, Mr. Feingold was employed as a design engineer, chief mechanical engineer, manufacturing engineering executive, and a research executive with Telectronics Pty., Ltd. Mr. Feingold is a graduate of the University of Sydney, where he received a Bachelor of Science degree in Mathematics and a Bachelor of Engineering (Mechanical) degree (First Class Honors). Mr. Feingold also has Certificates from the N.S.W. Institute of Technology (Microprocessors and Data Acquisition), the Australian Institute of Management (Influence and Negotiation, Finance, and Management), and Sydney Hospital (Medical Technology).

Michael J. Lloyd, Senior Vice President Manufacturing

     Mr. Lloyd has been Senior Vice President Manufacturing since November 1993, and Vice President Manufacturing since November 1990. He was Director of Manufacturing from April 1990 to November 1990, Manufacturing Manager from September 1987 to April 1990, and Production Supervisor from September 1986 to September 1987. Prior to 1986, Mr. Lloyd was Materials Supervisor of Sterile Products and Production Supervisor of the Assembly and Preparation Departments at Cilco, Inc. Mr. Lloyd received a Bachelor of Science degree in Business Administration from California State Polytechnic University, Pomona.

Carl M. Manisco, Senior Vice President Sales and Marketing

     Mr. Manisco has been Senior Vice President Sales and Marketing since 1992. Prior to that time, Mr. Manisco served as Vice President Sales from March 1990 and Director of Sales, Product Manager and Sales Manager since August 1983. From 1980 to 1983, Mr. Manisco served as sales representative and divisional sales trainer of Iolab Corporation. Mr. Manisco received a Business Administration degree in marketing from the University of Portland.

Steven L. Ziemba, Vice President Regulatory Affairs

     Mr. Ziemba has been Vice President Regulatory Affairs since April 1990. From July 1986 to March 1988 he was Manager of Clinical and Regulatory Affairs at Ioptex and was Sales and Marketing Consultant to Ioptex from March 1988 to April 1990. Prior to 1986, Mr. Ziemba was Manager of Clinical Research of Allergan Surgical Inc., Senior Clinical Monitor and Regulatory Analyst at Allergan Medical Optics, Inc., Document Control Supervisor at CILCO, Inc., and Standards Analyst, Associated Quality Engineer and Physical Test Technician at American Pharmaseal Laboratories. Mr. Ziemba received a Masters of Science degree in Systems Management from the University of Southern California and a Bachelor of Arts degree in Biological Sciences from California State University.

                 BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS
                            AND EXECUTIVE OFFICERS

     The following table sets forth, as of April 16, 1999, certain information with respect to the amount and nature of shares of Common Stock beneficially owned by: (i) each person (other than a person who is also a director and/or a director nominee) who is a beneficial owner of more than 5% of the Company's outstanding stock; (ii) each person (other than a person who is also a director and/or a director nominee) who is an executive officer named in the Summary Compensation Table below; and (iii) all executive officers and directors as a group. The term "executive officer" is defined as the President, Secretary, Chief Financial Officer/Treasurer, any vice-president in charge of a principal business function (such as sales, administration or finance), or any other person who performs similar policy making functions for the Company.
Information concerning the amount and nature of beneficial ownership of executive officers who are also directors and/or director nominees are disclosed in the table under that section of this Proxy Statement captioned "Beneficial Ownership of Directors and Director Nominee."

                                                                           Amount and Nature of
                                                                          Beneficial Ownership of
              Name                             Identity                     Common Stock(2)(3)             Percentage(2)(3)
 ------------------------------    -----------------------------------    ------------------------        ------------------

William C. Huddleston(1)           Executive officer                              211,613(4)                  1.5% (4)

Vladimir Feingold(1)               Executive officer                              203,427(5)                  1.4% (5)

Carl M. Manisco(1)                 Executive officer                              153,826(6)                  1.1% (6)

Michael J. Lloyd(1)                Executive officer                              158,069(7)                  1.1% (7)

Steven L. Ziemba(1)                Executive officer                              149,527(8)                   1% (8)

Nevis Capital Management,                                                         833,600                     5.9% %
Inc.(10)

Robert Fleming, Inc.(11)                                                          761,902                      5.4%

Wellington Management Co.,                                                      1,332,000                      9.51%
LLP(12)
                                   Directors (including nominee)
                                   and executive officers as a group            3,633,620(9)                   26% (9)
                                   (10 persons)


______________________________
 *     Less than 1%.

(1) The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, CA 91016.
(2) Based on 14,029,810 shares of Common Stock outstanding on the transfer records as of April 16, 1999.
(3) Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.
(4) Includes 13,500 shares issuable upon exercise of options granted in connection with his current employment agreement.
(5) Includes 84,400 shares issuable upon exercise of: (i) 37,500 incentive stock options granted under the 1991 Stock Option Plan; and (ii) 46,900 options granted in connection with his current employment agreement.

(6) Includes 41,143 shares issuable upon exercise of: (i) 12,500 formula options; (ii) 1,476 options granted under prior plans; (iii) 13,667 options granted in connection with a prior employment agreement; and (iv) 13,500 options granted in connection with his current employment agreement.
(7) Includes 146,000 shares issuable upon exercise of: (i) 12,500 formula options and 60,000 incentive stock options granted under the 1991 Stock Option Plan; (ii) 40,000 options granted in connection with a prior employment agreement; and (iii) 33,500 options granted in connection with his current employment agreement.
(8) Includes 116,000 shares issuable upon exercise of: (i) 12,500 formula options and 65,000 incentive stock options granted under the 1991 Stock Option Plan; (ii) 5,000 options granted in connection with a prior employment agreement; and (iii) 33,500 qualified options granted in connection with his current employment agreement.
(9) Includes an aggregate of 745,543 shares issuable upon exercise of options and warrants held by directors (including nominee) and executive officers of the Company.
(10) 1119 St. Paul Street, Baltimore, MD  21202
(11) 320 Park Avenue, 11th and 12th Floor, New York, NY  10022
(12) 75 State Street, Boston, MA  02109

                             SUMMARY COMPENSATION

The following table shows the compensation paid over the past three fiscal years with respect to: (i) the Company's Chief Executive Officer as of the end of the 1998 fiscal year; (ii) the four other most highly compensated executive officers (in terms of salary and bonus) serving at the end of the 1998 fiscal year whose annual salary and bonus exceeded $100,000; and (iii) up to two additional individuals who would be in category (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (the "Named Executive Officers"):

                                                                                 Long Term Compensation
                                                                          ------------------------------------
                                       Annual Compensation                       Awards             Payouts
                                      ----------------------              -----------------    ---------------
                                                                              Options
                                                                              & Stock                             All Other
                                                                            Appreciation            LTIP           Compen-
                                                 Salary         Bonus          Rights              Payouts         sation
 Name and Principal Position           Year        ($)           ($)           (#)(1)                ($)            ($)
--------------------------------      -----   ------------  ----------   -----------------      ------------    ----------

John R. Wolf                           1998     200,000(2)      ---            60,000                ---               ---
Director, CEO and                      1997     200,000(2)      ---            60,000                ---               ---
President                              1996     200,000(2)      ---              ---                 ---               ---

William C. Huddleston                  1998     137,635      100,000             ---                 ---               ---
Vice President Finance, Chief          1997     137,635       60,000           50,000                ---               ---
Financial Officer and Secretary        1996     131,754       42,000             ---                 ---               ---

Vladimir Feingold                      1998     250,000       62,500             ---                 ---               ---
Executive Vice President               1997     250,000       20,000           70,000                ---           104,000(4)
Research & Development                 1996     210,154       40,000             ---                 ---            33,600(4)

Carl M. Manisco                        1998     167,249(3)      ---              ---                 ---               ---
Senior Vice President                  1997     174,853(3)      ---            50,000                ---               ---
Sales and Marketing                    1996     179,148(3)      ---              ---                 ---               ---

Michael J. Lloyd                       1998     139,968         ---              ---                 ---               ---
Senior Vice President                  1997     139,968         ---              ---                 ---               ---
Manufacturing                          1996     136,579         ---              ---                 ---               ---

______________________________
(1)  No stock appreciation rights were granted in 1996 through 1998.
(2) Does not include commissions paid to Iotech, Inc., a corporation owned by Mr. Wolf, pursuant to the terms of the Company's sales representative agreement with Iotech, Inc. These amounts were $300,000, $420,000, and $412,000 in 1998, 1997 and 1996, respectively. See "Certain Relationships and Related Transactions-Transactions

     With Management and Others" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation CEO Compensation," herein.
(3) Includes sales commission income paid to executive pursuant to the terms of executive's employment agreement. These amounts were $62,249, $73,892, and $74,148 in 1998, 1997 and 1996, respectively.
(4) Represents payment of a finders fee in connection with Mr. Feingold's efforts in obtaining certain patents, with such fee paid in the form of forgiveness of indebtedness with respect to payment of principal and interest on a promissory note given to the Company by Mr. Feingold. See "Certain Relationships and Related Transactions Indebtedness of Management and Others to the Company" below.

                  OPTION & SAR GRANTS IN THE 1998 FISCAL YEAR

The following table provides certain information with respect to individual grants of stock options and/or stock appreciation rights in the 1998 fiscal year to each of the Named Executive Officers:

                                                                                                    Potential Realizable
                                                                                                     Value at Assumed
                                                                                                   Annual Rates of Stock
                                                                                                  Price Appreciation for
                                                 Individual Grants                                    Option Term(1)
                          -----------------------------------------------------------------    -----------------------------
                                                    % of Total
                              Options/             Options/SARs        Exercise
                                SARs                Granted to         Price Per
                              Granted               Employee in          Share      Expiration         5%             10%
Name                           (#)(2)             Fiscal Year (3))        ($)          Date            ($)             ($)
---------------------        ---------           -----------------    -----------  ------------     ---------       ---------
John R. Wolf                     60,000                 19%               6.25       9/4/2008        $294,813        $747,115

William C. Huddleston              ---                  ---                ---          ---             ---             ---

Vladimir Feingold                  ---                  ---                ---          ---             ---             ---

Carl M. Manisco                    ---                  ---                ---          ---             ---             ---

Michael J. Lloyd                   ---                  ---                ---          ---             ---             ---

__________________________
(1) The potential realizable dollar value of any given option is the difference between (i) the fair market value of the stock underlying such option as of the date of grant, adjusted to reflect hypothetical 5% and 10% annual growth rates {simple interest} from the date of grant of such option until the expiration date of such option, and (ii) the exercise price for such option. The 5% and 10% are hypothetical growth rates prescribed by the SEC for illustration purposes only and are not a forecast or prediction as to future stock prices. The actual amount that a Named Executive Officer may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by a Named Executive Officer will be at or near the value set forth above in the chart.
(2) No SARs were granted to the Named Executive Officers in the 1998 fiscal year.
(3) The numerator in calculating this percentage includes options granted to each Named Executive Officer in his capacity both as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 315,000, which represents options granted to all of the employees of the Company, including the Named Executive Officers, which includes, if applicable, grants of options attributable to them in their capacities as directors.

              OPTION & SAR EXERCISES IN THE 1998 FISCAL YEAR AND
                    OPTIONS & SARS AT 1998 FISCAL YEAR END


    The following table provides certain information with respect to the Named Executive Officers concerning: (i) options exercised in fiscal year 1998; and
(ii) the number and value of unexercised options as of the 1998 fiscal year end:

                                                                  Number of
                                                                 Unexercised          Value of
                                                                Options/SARs         Unexercised
                                Shares Acquired     Value       at FY-End (#)(1)    In-The-Money
                                  On Exercise     Realized       Exercisable/       Options/SARs at
Name                                (#)(1)         ($)(2)       Unexercisable      FY-End($)(1)(3)
------------------------        ----------------  --------      -------------      ----------------

John R. Wolf                        155,000        129,375      61,500/76,000    $236,750/$118,788
William C. Huddleston                85,000         69,375      13,500/16,500    $  21,101/$25,790
Vladimir Feingold                    40,000        172,501      84,400/23,100    $ 145,980/$36,105
Carl M. Manisco                      92,500         66,563      41,143/16,500    $ 194,673/$25,790

__________________________
(1) No SARs were exercised by any Named Executive Officer in 1998, nor did any Named Executive Officer hold any unexercised SARs at the end of the 1998 fiscal year.
(2) The dollar amount shown represents the difference between the fair market value of the Common Stock underlying the options as of the date of exercise and the option exercise price.
(3) The dollar value provided represents the cumulative difference in the fair market value of the Common Stock underlying all in-the-money options as of the last day of the 1998 fiscal year and the exercise prices for such options. Options are "in-the-money" if the fair market value of the underlying Common Stock as of the last day of the 1998 fiscal year exceeds the exercise price of such options. The fair market value of the Common Stock for purposes of this calculation is $7.813, based upon the closing price for the Company's stock as quoted on the Nasdaq National Market on January 1, 1999, the last day of the Company's 1998 fiscal year.

              EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company entered into a five year employment agreement with Mr. John R. Wolf in July 1990 in his capacity as President of the Company. The Company and Mr. Wolf agreed in December 1994 to extend the term of this agreement for an additional seven years commencing January 1, 1995. Thereafter, this agreement will be renewed for additional one-year terms unless either party gives notification of termination. Mr. Wolf's employment agreement initially provided for an annual base salary of $160,000, which has since been increased to $200,000. The employment agreement also obligates the Company to provide certain health and life insurance and similar benefits to Mr. Wolf. The Company also pays sales commissions to Mr. Wolf's wholly owned corporation, Iotech, Inc., pursuant to a Sales Representative Agreement with the Company. See "Certain Relationships and Related Transactions Transactions With Management and Others" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation - CEO Compensation," herein.

     In March 1994 the Company entered into employment agreements with Mr. William C. Huddleston, as Vice President Finance and Chief Financial Officer, Mr. Carl M. Manisco, as Senior Vice President Sales and Marketing, and Mr. Michael J. Lloyd, as Senior Vice President Manufacturing. The employment agreements initially provided for three-year terms, however, in September 1996, the Company and each of these executives agreed to extend the term of his respective employment agreement through December 31, 2001.

     In September 1996, the Company also entered into a five year employment agreement with Mr. Vladimir Feingold as Executive Vice President Research and Development. The term of this employment agreement is five years, commencing January 1, 1997, and terminating December 31, 2001. The employment agreement further provides that it shall renew upon the expiration of the pending term on a month-to-month basis, terminable upon 30 days prior notice, pending negotiations for a new agreement. Mr. Feingold's employment agreement also designates him as President of the Company's wholly owned subsidiary, STAAR Surgical AG.

     Each of the executives is required to devote his entire productive time to the performance of his executive obligations. The employment agreements may be terminated by the Company for cause or due to the disability of the executive. The employment agreements may be terminated by the executive for cause, upon 180 days prior notice without cause, or in the event of, among other things, the demotion of the executive, or any of the following events (unless the executive votes in favor of such event as a director or stockholder): (i) the sale or disposition by the Company of substantially all of its business or assets; (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest; or (iv) the dissolution or liquidation of the Company.

     The current annual base compensation of Messrs. Huddleston, Feingold, Manisco and Lloyd under their employment agreements is $137,635, $250,000, $105,000, and $139,968 respectively.

     As additional compensation: (i) Mr. Manisco is entitled under his employment agreement to commissions equal to one-quarter of one percent of domestic sales; and (ii) Mr. Feingold is entitled to an automobile allowance of $750 per month. Each of the executives is also provided with medical and dental insurance, disability insurance equal to 60% of their base salary, and life insurance in the amount of $500,000.

     Annual base compensation for each of Messrs. Wolf, Huddleston, Feingold, Manisco and Lloyd under their respective employment agreements may be increased on an annual basis at the discretion of the Board of Directors.

     Each of Messrs. Huddleston's, Feingold's, Manisco's and Lloyds's respective employment agreements provide that the Company shall pay such executive severance pay in an amount equal to two years' base salary in the event any of the following events occur and the Company or the executive terminates his employment as a result of such event: (i) the sale or disposition by the Company of substantially all of its business or assets; (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest (defined as 50% or more of the Common Stock) in the Company; or (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company.

     As part of their initial employment agreements, the Company agreed to grant incentive stock options under the 1991 Stock Option Plan to Messrs. Feingold and Manisco to purchase 90,000 and 35,000 shares of the Common Stock, respectively, at $4.75 per share (the then trading price of the Common Stock), and agreed to grant non-qualified options to Mr. Huddleston to purchase 40,000 shares of Common Stock at $4.75 per share.

     These stock options are fully vested and expire ten years following the grant date, except that vested options expire earlier in the following circumstances: (i) immediately upon the date of termination in the event of the termination of an optionee's employment by the Company for cause; (ii) three months following the date of termination if such termination is without cause by the Company; and (iii) one year after date of death of the optionee. Unvested options immediately terminate in the event of the termination of an optionee's employment, with the exception of the following events, in which case the options immediately vest: (i) the termination of the optionee's employment if such termination is made by the Company and is without cause; (ii) the termination of the optionee's employment if such termination is made by the optionee and is for cause; (iii) the future sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the

Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. Should an executive exercise an option, the Company reserves the right, in its sole discretion, to allow the executive to pay for the option shares by cash, stock, or the provision of a full recourse promissory note, bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code, and secured by such security as prescribed by the Stock Option Committee.

     In September 1996, in connection with the extension of Messrs. Huddleston's, Manisco's and Lloyd's employment agreements, and the execution of a new employment agreement with Mr. Feingold, the Company agreed to grant non-qualified stock options to Messrs. Huddleston, Manisco, Lloyd and Feingold to purchase 50,000, 50,000, 50,000 and 70,000 shares of Common Stock, respectively, at $12.50 per share (the then trading price of the Common Stock). In September 1998, as an incentive to Messrs. Huddleston, Manisco, Lloyd and Feingold to continue rendering services to the Company, the parties cancelled the non-qualified options granted pursuant to the employment agreements and the Company granted incentive stock options to purchase 50,000, 50,000, 50,000 and 70,000 shares of Common Stock to Messrs. Huddleston, Manisco, Lloyd and Feingold, respectively, with an exercise price of $6.25 per share (the then trading price of the Common Stock).

     The stock options for each of the above employees vest in two increments, 67% on September 4, 1998 and 33% on September 4, 1999, so long as the executive continues his employment with the Company and/or its affiliates. The stock options expire September 4, 2008, if unexercised, except that vested options expire earlier in the following circumstances: (i) immediately upon the date of termination in the event of the termination of an optionee's employment by the Company for cause; (ii) three months following the date of termination if such termination is without cause by the Company; and (iii) one year after date of death of the optionee. Unvested options immediately terminate in the event of the termination of an optionee's employment, with the exception of the following events, in which case the options immediately vest: (i) the termination of the optionee's employment if such termination is made by the Company and is without cause; (ii) the termination of the optionee's employment if such termination is made by the optionee and is for cause; (iii) the future sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. The Company reserves the right, in its sole discretion, to allow the executive to pay for the option shares, upon exercise, by cash, stock, or the provision of a full recourse promissory note bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code and which is secured by such security as prescribed by the Stock Option Committee.

     Mr. Feingold's employment agreement also addresses forgiveness of a loan in the amount of $192,000 which the Company extended to Mr. Feingold in March 1994. The terms of this loan are more particularly described in "Certain Relationships and Related Transactions Indebtedness of Management and Others to the Company" below. Among other things, the employment agreement provides that Mr. Feingold will be obligated to maintain collateral equal to at least 110% of the outstanding balance of this loan. The employment agreement also provides that the Company shall forgive the outstanding balance of this loan in the event of:
(i) the future sale or disposition by the Company of substantially all of its business or assets; (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; or (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company. Similar forgiveness will be granted with respect to the outstanding balance of any other loans extended by the Company to Mr. Feingold in connection with his exercise of incentive stock options granted under the employment agreement, provided that such options were exercised at least ninety days prior to entering into negotiations for any transaction triggering loan forgiveness.

     Messrs. Huddleston, Feingold, Lloyd and Manisco have each covenanted, pursuant to the terms of their employment agreements, that they shall not, for a period of one year following the termination of their employment or services, compete with the Company within certain specified geographic areas, or solicit the Company's employees or customers. In addition, these executives have covenanted to return all proprietary information to the Company following the termination of their respective employment agreements, and to not disclose any confidential information of the Company.

     On September 4, 1998 the Company entered into a five year employment agreement with Dr. Donald Sanders, a member of the Company's Board of Directors. Pursuant to the employment agreement, Dr. Sanders is acting as Director of Clinical Affairs for the Company. In this capacity Dr. Sanders is responsible for generally overseeing the clinical component of the process required to obtain approval of the Company's products from the United States Food and Drug Administration. Pursuant to the employment agreement, Dr. Sanders is paid a salary of $120,000 per year, received options to purchase 100,000 shares of the Company's Common Stock at a price of $6.25 per share, and is entitled to receive two years' salary upon a sale or disposition by the Company of substantially all of its business or assets. The employment agreement may be terminated for cause, upon Dr. Sanders' death or disability, or by Dr. Sanders upon 180 days notice to the Company.

     In September 1998, the Company granted Dr. Sanders incentive stock options to purchase 60,000 shares of its Common Stock and cancelled the non-qualified options granted to him in September, 1996. The exercise price for the incentive stock options is $6.25 per share.

     The stock options vest in vest in two increments, 67% on September 4, 1998 and 33% on September 4, 1999, so long as Dr. Sanders continues his employment with the Company and/or its affiliates. The stock options expire September 4, 2008, if unexercised, except that vested options expire earlier in the following circumstances: (i) immediately upon the date of termination in the event of the termination of an optionee's employment by the Company for cause; (ii) three months following the date of termination if such termination is without cause by the Company; and (iii) one year after date of death of the optionee. Unvested options immediately terminate in the event of the termination of an optionee's employment, with the exception of the following events, in which case the options immediately vest: (i) the termination of the optionee's employment if such termination is made by the Company and is without cause; (ii) the termination of the optionee's employment if such termination is made by the optionee and is for cause; (iii) the future sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. The Company reserves the right, in its sole discretion, to allow Dr. Sanders to pay for the option shares, upon exercise, by cash, stock, or the provision of a full recourse promissory note bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code and which is secured by such security as prescribed by the Stock Option Committee.



                 REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


     The following is the report from the Compensation Committee of the Board of Directors, comprised of the Company's three independent directors and Dr. Sanders. The Compensation Committee also serves as the Stock Option Committee under the Company's various stock plans. This report discusses the compensation policies for executive officers in general and the Committee's rationale for compensation paid to the Chief Executive Officer in particular.

                     REPORT OF THE COMPENSATION COMMITTEE

     General. The Company's executive compensation program is designed to align stockholder's interests with business strategy, Company values and management initiatives. It is based upon the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully. Executive officers' compensation includes base salary, bonuses based on annual performance, and long-term stock ownership plans. In general, the Company's practice in determining compensation is for management to make a recommendation to the Compensation Committee, which, in turn, will evaluate such recommendation and make its own recommendation to the Board for its determination. The Compensation Committee, however, makes the final determination with respect to grants under the Company's various stock plans.

     Base Compensation. The present base compensation of the Company's executive officers is based upon the amounts set forth in their respective employment agreements which range, in term, from three to seven years. The initial amount of base salary paid to executive officers under their employment agreements was the amount, as determined by the Committee at such time, to be necessary to attract and retain quality executives. Certain executive officers also receive commissions based upon sales. The Committee believes that the amount of base salary paid to its executive officers is consistent with that generally paid in the industry.

     Pursuant to the terms of their employment agreements, base salary for the Company's executives is reviewed on an annual basis by the Compensation Committee. The Compensation Committee's philosophy toward increasing base salary is to offer moderate increases from present levels, thereby maintaining base salaries on a basis consistent with what the Compensation Committee believes is paid in the industry.

     Annual Cash Bonuses. The Compensation Committee, in its sole discretion, approves the payment of bonuses from time to time to the Company's employees, including its executive officers, as a medium-term incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus, and what the amount of the bonus should be, is based upon a subjective analysis of the executive's level of responsibility, performance of duties, and contribution toward the success of the Company, and also takes into consideration other types and amounts of performance based compensation paid to them, such as commissions. In 1998, the Compensation Committee awarded bonuses of $100,000 and $62,500 to Messrs. Huddleston and Feingold, respectively.

     Long-term Stock Ownership Plans. The Company has two active stock plans in place which it generally uses to grant stock or options to purchase stock to its employees as long-term incentives, namely, its 1996 Executive Stock Plan and the 1998 Staar Surgical Company Stock Plan. (There are also certain prior stock option plans in place, however, the Company is not actively granting stock or options under these plans because all shares attributed to these plans have been issued or are reserved for issuance.) The 1996 Executive Stock Plan affords the Company the ability to make stock grants and to grant non-qualified stock options to the Company's officers and employees. The Company replaced non-qualified stock options granted in 1996 to Dr. Sanders and Messrs. Feingold, Wolf, Huddleston, Lloyd, Ziemba and Manisco with qualified-incentive stock options for the purchase of 70,000 shares to Mr. Feingold; 60,000 shares to both Dr. Sanders and Mr. Wolf; and 50,000 shares to Messrs. Huddleston, Lloyd, Ziemba and Manisco. The exercise price for the options is $6.25 per share. The 1998 Stock Option Plan affords the Company the ability to make stock grants and to grant incentive stock options, non-qualified stock options, accelerated stock options, and tandem stock options to, among others, the Company's officers and employees. The 1998 STAAR Surgical Company Stock Plan was approved by the stockholders of the Company at the 1998 Annual Meeting held on May 29, 1998.

     The Compensation Committee's objective is to grant stock or options to purchase stock under its various stock plans subject to vesting conditions based on continued employment. These vesting requirements are intended to create a more productive workforce by: (i) acting as an inducement for long-term employment with the Company, thereby lending stability to the Company's employee base; and (ii) encouraging more long-term productivity by the Company's employees as they see their efforts translate into greater share value.

     Compensation for Chief Executive Officer. Mr. Wolf's base salary, which was last increased in August 1991, is by its terms subject to annual review by the Board of Directors. As part of its review, the Compensation Committee takes into consideration other forms of performance-based compensation or consideration directly or indirectly received by Mr. Wolf, including the 1% override sales commission payable to Mr. Wolf's wholly owned corporation, Iotech, Inc., pursuant to the Sales Representative Agreement between Iotech, Inc. and the Company dating back to Mr. Wolf's original association with the Company, and has not, due to its consideration of such other payments, recently increased Mr. Wolf's base compensation in his capacity as an executive officer. See "Certain Relationships and Related Transactions Transactions With Management and Others," herein.

     Policy under (S)162(m) of the Internal Revenue Code. The Compensation Committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Compensation Committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.


                          The Compensation Committee

Michael R. Deitz, M.D.                           Donald R. Sanders, Ph.D., M.D.

Andrew F. Pollet, Esq.                           Peter J. Utrata, M.D

                            STOCK PERFORMANCE GRAPH

Set forth below is a line graph, assuming an initial investment of $100 on December 31, 1993, comparing the yearly percentage change in the cumulative total stockholder return for the last six fiscal years of the Common Stock relative to the cumulative total stockholder return for the same time period of:
(i) United States and foreign companies listed on the Nasdaq Stock Market (the "Nasdaq Index"); and (ii) United States and foreign companies listed on the Nasdaq Stock Market (the "Peer Index") which operate in the surgical, medical and dental instrument and supply industries (based upon Standard Industrial Classification {"SIC"} codes in the range of 3840 through 3849; the Company's SIC code is 3845). The Nasdaq Index and the Peer Index were prepared by the Center for Research in Security Prices of the University of Chicago's Graduate School of Business.

                             [GRAPH APPEARS HERE]

                                     Legend


Symbol            CRSP Total Returns Index for:                 12/1993    12/1994    12/1995    01/1997   01/1998    12/1998
------            ----------------------------                  --------   --------   --------   --------  --------   --------
_______________    STAAR Surgical Company                         100.0      175.6      209.8      263.4     324.4      152.4
___ ... ___ ...    Nasdaq Stock Market (US & Foreign)             100.0       97.0      136.2      165.5     205.1      282.0
- - - - - - - -    NASDAQ Stocks (SIC 3840-3849 US + Foreign)     100.0      106.4      161.4      149.8     173.7      195.8
                   Surgical, Medical, and Dental
                   Instruments and Supplies
Notes:
     A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B.  The indexes are reweighted daily, using market capitalization on the previous trading day.
     C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.0 on 12/31/1993.





                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management and Others

     Mr. John R. Wolf, the President, Chief Executive Officer and Chairman of the Board of the Company, owns and is President of Iotech, Inc. ("Iotech"), which is paid an override sales commission of up to one percent (1%) with respect to sales of the Company's products pursuant to the terms of a Sales Representative Agreement with Iotech which was entered into in 1983 when Mr. Wolf originally became associated with the Company. This agreement was entered into when the Company determined that it was essential to engage Iotech's services to build a customer base for intraocular lenses based primarily upon Mr. Wolf's experience in marketing and distributing intraocular lenses. In December 1994, the Company and Iotech agreed to extend the term of this agreement for an additional seven years, commencing January 1, 1995.
Commissions are payable on a quarterly basis, and are determined by a percentage of the Company's gross sales. In 1998, the Company paid Iotech $300,000 in commissions.

     In February 1994, the Company entered into a consulting agreement with Dr. Michael R. Deitz, a director of the Company, with respect to his services in evaluating new products. This agreement, which has a three-year term, provides for the payment of $7,000 per month to Dr. Deitz. Compensation under this agreement is separate from compensation payable to Dr. Deitz for services rendered as a director of the Company.

     Mr. Andrew F. Pollet, a director of the Company, is the managing officer and principal stockholder of Pollet Law, a California Corporation. During 1998, the Company paid Pollet Law approximately $525,000 in legal fees, costs and expense reimbursements. It is anticipated that Pollet Law will continue to render legal services to the Company.

     In April 1992, the Company entered into a consulting agreement with Dr. Donald R. Sanders, a director of the Company, for clinical consulting services in connection with new product development, preparing scientific data relating to the Company's products, providing product education services to other physicians and participating in Company sponsored courses and seminars. This agreement, which had a five-year term commencing June 1, 1992, provided for the payment of $25,000, $30,000, $35,000, $40,000 and $40,000 per month for the first through fifth years of the agreement. The agreement also provided for the payment to Dr. Sanders, at the beginning of each year of the agreement, of 7,500 shares of Common Stock. In March 1997, in satisfaction of the Company's obligation to issue 7,500 shares of Common Stock to Dr. Sanders for services rendered pursuant to his consulting agreement during 1996, the Company paid Dr. Sanders $94,688, which was equivalent to the then-trading price of the Common Stock. Dr. Sanders' Consulting Agreement with the Company expired on June 1, 1997. Upon the expiration of the Consulting Agreement, Dr. Sanders continued to provide consulting services. In 1998, the Company paid $462,505 for Dr. Sanders' consulting services. Compensation received by Dr. Sanders pursuant to the Consulting Agreement and the Employment Agreement was and will be separate from compensation payable to Dr. Sanders for serving as a director of the Company. The terms of Dr. Sander's Employment Agreement are more particularly described in "Employment Agreements with Named Executive Officers" above.

Indebtedness of Management and Others to the Company

     As of January 2, 1999, Mr. John R. Wolf, the President, Chief Executive Officer and Chairman of the Board of the Company, was indebted to the Company in the amount of $2,034,120, which represented the highest balance (including accrued interest) of Mr. Wolf's indebtedness to the Company for the 1998 fiscal year. This indebtedness arose from promissory notes given by Mr. Wolf to the Company in February 1991 and September 1998, in connection with Mr. Wolf's exercise of options and warrants to purchase 640,565 and 155,00 shares, respectively, of Common Stock for the sum of $1,431,020. The note executed in February 1991 in the original principal amount of $1,431,020, and originally bearing interest at the approximate rate of 7%, was originally payable on February 28, 1994. In October 1993, the Board authorized the extension of the payment date to April 1997, and reduced the interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service. In April 1997, the Board authorized a further extension of the payment date to April 2000. This note is secured by shares of Common Stock held as collateral by a pledgeholder.

     On September 4, 1998 Mr. Wolf exercised 155,000 options to purchase the Company's Common Stock by executing a promissory note in favor of the Company in the principal amount of $839,375. Payment of the promissory note is secured with shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Wolf. The promissory note is due to be paid in full on September 4, 2003. The promissory note bears interest at the rate of 7% annually or at the lowest rate allowed by the Internal Revenue Service.

     As of January 2, 1999, Mr. William C. Huddleston, Vice President Finance and Chief Financial Officer of the Company, was indebted to the Company in the amount of $659,060 which represented the highest balance (including accrued interest) of Mr. Huddleston's indebtedness to the Company for the 1998 fiscal year. This indebtedness arose from promissory notes given by Mr. Huddleston to the Company in connection with Mr. Huddleston's exercise of: (i) options and warrants to purchase 99,644 shares of Common Stock in February 1991; (ii) warrants to purchase 16,667 shares of Common Stock in July 1992; (iii) warrants to purchase 12,500 shares of Common Stock in March 1993; and (iv) options to purchase 85,000 shares of the Company's Common Stock in September 1998. The promissory notes executed in February 1991, July 1992 and March 1993 are in the original principal amounts of $119,185, $80,000, and $28,000, originally bore interest at the rates of 7%, 9% and 4%, respectively, and were originally payable on February 28, 1994, March 29, 1995, and February 28, 1994, respectively. Payment of each of these notes is secured by shares of Common Stock held as collateral by a pledgeholder. In October 1993, the Board authorized the extension of the payment date for each of these promissory notes to April 1997, and reduced the interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service. In April 1997, the Board authorized a further extension of the payment dates to April 2000. The promissory note executed in September 1998 is in the original principal amount of $461,875. The payment of this promissory note is also secured with shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Huddleston. This promissory note is due to be paid in full on September 4, 2003 and bears interest at the rate of 7% annually or at the lowest rate allowed by the Internal Revenue Service.

     As of January 1, 1999, Mr. Vladimir Feingold, the Executive Vice President Research and Development of the Company, was indebted to the Company in the amount of $320,750, which represented the highest balance (including accrued interest) of Mr. Feingold's indebtedness to the Company for the 1998 fiscal year. Mr. Feingold's indebtedness as of January 2, 1999, arose from a promissory note for a personal loan extended to Mr. Feingold in March 1994 in the amount of $192,000. This note bears interest at the rate of 6%, and was originally payable on April 1, 1997. In April 1997, the Board authorized an extension of the payment date under this promissory note to April 2000. This note is secured by deeds of trust on two properties, both of which are in second position, and by shares of Common Stock held as collateral by a third party pledgeholder. Mr. Feingold is obligated to maintain collateral with respect to each loan equal to at least 110% of the outstanding balance of such loan. Mr. Feingold's employment agreement also provides that the Company shall forgive the outstanding balance of this note upon the occurrence of any of the following transactions: (i) the future sale or disposition by the Company of substantially all of its business or assets; (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; or (iii) the merger or consolidation of the Company with another corporation in connection with the sale or transfer of a controlling interest in the Company.

     As of January 1, 1999, Mr. Andrew F. Pollet, a director of the Company, was indebted to the Company in the amount of $1,721,170, which represented the highest balance (including accrued interest) of Mr. Pollet's indebtedness to the Company for the 1998 fiscal year. This indebtedness arose from promissory notes given by Mr. Pollet to the Company on May 26, 1992, in connection with Mr. Pollet's exercise of warrants to purchase 244,445 shares of Common Stock and on September 4, 1998, in connection with Mr. Pollet's exercise of options to purchase 204,000 shares of Common Stock. The principal amounts of the promissory notes are $733,335 and $987,835, respectively. The note in the amount of $733,335, originally bearing interest at the rate of 5%, was originally payable on May 31, 1995. In October 1993, the Board authorized the extension of the payment date to April 1997, and reduced the interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service. In April 1997, the Board authorized the further extension of the payment date to April 2000. Payment of this promissory note is secured by real property.

     The promissory note executed on September 4, 1998 is due to be paid in full on September 4, 2003 and bears interest at the rate of 7% annually or at the lowest rate allowed by the Internal Revenue Service. Payment of the promissory note is secured with shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Pollet.

     As of January 1, 1999, Mr. Carl Manisco, Senior Vice President Sales and Marketing, was indebted to the Company in the amount of $511,563, which represented the highest balance (including accrued interest) of Mr. Manisco's indebtedness to the Company for the 1998 fiscal year. This indebtedness arose from a promissory note executed by Mr. Manisco in favor of the Company on September 4, 1998 for the exercise of 92,500 options for the Company's Common Stock. Repayment of the promissory note is secured with shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Manisco. The promissory note is due to be paid in full on September 4, 2003. The note bears interest at the rate of 7% annually or at the lowest rate allowed by the Internal Revenue Service.

              COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT

  Section 16(a) of the Securities Act requires the Company's respective directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and Nasdaq. Directors, executive officers and persons who own more than 10% of the Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, the Company believes that during its 1998 fiscal year the Company's respective directors, executive officers and persons who own more than 10% of the Common Stock complied with all Section 16(a) filing requirements, except as follows:
Dr. Sanders and Messrs. Huddleston, Feingold, Lloyd, Ziemba, Manisco and Wolf each filed a late Form 4 for the month of September (with respect to the termination of non-qualified stock options granted in May, 1996 and the issuance of qualified options in September 1998). Mr. Feingold did not file a Form 4 or a Form 5 reporting sales of the Company's Common Stock which occurred during the months of April and November. The total number of shares sold was 70,000.

                             OVERVIEW OF PROPOSAL

     This Proxy Statement contains one proposal requiring stockholder action. The Proposal relates to the election of one director to fill the one three-year Class I director position which expires at the 1999 Annual Meeting of Stockholders. The proposal is discussed in more detail below.

                                   PROPOSAL

                             Election Of Director

     One Class I director is to be elected as a director on the Company's Board of Directors at the Annual Meeting, and to hold office for a three-year term until the Annual Meeting of Stockholders to be held in the year 2002, and until his successor is elected and qualified. The Board of Directors has nominated Dr. Donald R. Sanders, the one presently serving Class I Director, for re-election as the one Class I director. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for Dr. Donald R. Sanders. If such nominee should be unable or unwilling to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute nominee designated by management. The Board of Directors has no reason to believe that any substitute nominee will be required.

     The nominee receiving the highest number of votes will be elected as the one Class I director. The proxies cannot be voted for more than one nominee. Stockholders wishing to nominate a Class I director for election at the Annual Meeting may do so by delivering to the Secretary of the Company, no later than fourteen (14) days before the Annual Meeting, a notice setting forth: (i) the name, age, business address and, if known, residence address of the nominee proposed in such notice; (ii) the principal occupation or employment of such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by such nominee. No person may be elected as a Class I director unless he or she has been nominated by a stockholder in the manner just described or by the Board of Directors.

     No proxies are sought with respect to the election of the presently serving Class II directors (Drs. Michael R. Deitz and Peter J. Utrata) or Class III directors (Messrs. John R. Wolf and Andrew F. Pollet), as the three-year terms of these classes of directors do not expire until the Annual Meetings of Stockholders to be held in 2000 and 2001, respectively.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DR. SANDERS AS THE ONE CLASS I DIRECTOR FOR THE COMPANY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

  The Audit Committee of the Board has not yet met in order to select the Company's auditors for its 1999 fiscal year. BDO Seidman LLP served as the Company's auditors for the 1998 fiscal year. The Company expects a representative of BDO Seidman LLP to be present at the meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the 1999 Annual Meeting. However, if other matters should come before the 1999 Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his, her or its judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any proposals of security holders which are intended to be presented at the Annual Meeting of the Company to be held in 2000 must be received by the Company at its principal executive offices no later than January 2, 2000 (120 days before the month and day this Proxy Statement was released to the stockholders of the Company), in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                         TRANSACTION OF OTHER BUSINESS

  As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholder that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                            STAAR SURGICAL COMPANY                         PROXY


          This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 27, 1999


     This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted as set forth in the proxy statement FOR the election of the Director.

     The stockholder(s) represented herein appoint(s) William C. Huddleston and John R. Wolf, or any of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Staar Surgical Company to be held at the Wymdham Garden Hotel, 700 West Huntington Drive, Monrovia, CA, on May 27, 1999 at 10:00 a.m., and in any adjournment or postponement thereof as specified in this proxy.

                        (To Be Signed on Reverse Side.)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             STAAR SURGICAL COMPANY

                                 May 27, 1999


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
[X]  Please mark your
     votes as in this
     example


             The Board of Directors recommends a vote FOR Item 1.

                       FOR                WITHHELD
1.  To elect one       [_]                  [_]             Nominee:  Donald R. Sanders    In their discretion proxies are entitled
    director to fill                                                                       to vote upon such other matters as
    the one year Class 1                                                                   may properly come before the meeting,
    director position on the Board                                                         or any adjournment thereof.
    of Directors of the Company which
    expires at the end of the 1999
    Annual Meeting of Stockholders,                         PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN
    with such Class 1 Director to                           -------------------------------------------------------------
    serve until the Annual Meeting of                       THE ENCLOSED ENVELOPE
    Stockholders to be held in the                          ---------------------
    year 2002.
                                                                        Check if you intend to attend the meeting in person. [_]

                                                                                                      Change of Address      [_]
                                                                                                      Please Note Below

                                                                        Change of Address
                                                                        ________________________________
                                                                        ________________________________
                                                                        ________________________________

Signature __________________________________  Date______________  Signature __________________________________  Date______________

NOTE:  Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer.  Executors, Administrators, Trustee, etc. should so indicate their status when signing.